UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 22, 2006
                                                       (January 13, 2006)

                           Newcastle Investment Corp.
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

       Maryland                       001-31458                  81-0559116
-----------------------------  ------------------------     -------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
  of incorporation)                                         Identification No.)


  1345 Avenue of the Americas, 23rd Floor, New York, NY              10105
-------------------------------------------------------             ---------
       (Address of Principal Executive Offices)                     (Zip Code)

       Registrant's telephone number, including area code (212) 798-6100
                                                          --------------

                                 Not Applicable
          ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         On January 13, 2006, Newcastle Investment Corp. ("Newcastle") closed a three year term financing on its manufactured housing loan portfolio. The initial advance rate provided by the lender was 85% of the current unpaid principal balance of the portfolio, which provided for an initial financing amount of approximately $237.1 million. The financing is 20% recourse to Newcastle. The terms of the financing provide for interest to be paid monthly at a floating rate equal to one-month LIBOR plus 125 basis points. The lender received an upfront structuring fee equal to 75 basis points of the initial financing amount.

         Simultaneous with the closing of the term financing, the outstanding balance of the existing financing, and any accrued interest thereon, was repaid in full.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Newcastle Investment Corp.
                                            ---------------------------
                                            (Registrant)


Date:  February 22, 2006                    By: /s/ Debra A. Hess
                                                ------------------------------
                                                Name:  Debra A. Hess
                                                Title: Chief Financial Officer